                                                                    EXHIBIT 99.3


       POWERBRIEF(TM) ANNOUNCES OVER-THE-COUNTER BULLETIN BOARD QUOTATION

HOUSTON, TX--(BUSINESS WIRE) - March 12, 2001- PowerBrief Inc. (OTCBB: PWRB) (formerly Integrated Orthopaedics, Inc) today announced that its application to be quoted on the over-the-counter bulletin board (the "OTCBB") has been accepted. The OTCBB is a controlled quotation service that offers real time quotes, last sale prices and volume information in over-the-counter securities. The stock will be quoted under the ticker symbol PWRB effective March 9, 2001.

On January 27, 2001, Integrated Orthopaedics, Inc. completed its merger with PowerBrief, Inc., whereby Integrated Orthopaedics, Inc. survived the merger and changed its name to PowerBrief, Inc. Integrated Orthopaedics voluntarily delisted from the American Stock Exchange on January 26, 2001.

This announcement contains forward-looking statements about PowerBrief, Inc. that involve risks and uncertainties. These forward-looking statements are developed by combining currently available information with PowerBrief's beliefs and assumptions. These statements often contain words like will, believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. These statements are made under the protection afforded them by Section 21E of the Securities Exchange Act of 1934. Because PowerBrief cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, PowerBrief's actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect PowerBrief, see Integrated Orthopaedics' 1999 Annual Report on Form 10-KSB40 and registration statement and proxy statement filed in connection with the merger. Such documents can be obtained for free through the website maintained by the Securities and Exchange Commission at www.sec.gov <http://www.sec.gov/>.



Contact:

Laurie Gutierrez, Interim CFO
713/586-4600


                                      S-5